Exhibit 10.3
AMENDMENT NO. 1 TO
CREDIT AGREEMENT

This Amendment No. 1 to Credit Agreement (this “Amendment”), dated as of June 30, 2014, is made by SALESFORCE.COM, INC., a Delaware corporation (“Borrower”), the Guarantors party hereto, the financial institutions listed on the signature pages hereof as Lenders, and BANK OF AMERICA, N.A., as Administrative Agent (“Administrative Agent”).
RECITALS
Reference is hereby made to the Credit Agreement dated as of July 11, 2013 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”) among the Borrower, the Guarantors, the Lenders from time to time party thereto and the Administrative Agent.
The parties hereto agree to amend the Credit Agreement as set forth herein on the terms and conditions set forth herein.
AGREEMENT
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
1.    Definitions. Unless otherwise expressly defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as so defined. Unless otherwise expressly stated herein, all Section references herein shall refer to Sections of the Credit Agreement.
2.    Amendments to Credit Agreement.
(a) The definition of “Permitted Acquisition” contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Permitted Acquisition” means an Investment consisting of an Acquisition by the Borrower or any Subsidiary, provided that (a) no Default shall have occurred and be continuing or would result from such Acquisition, (b) the property acquired (or the property of the Person acquired) in such Acquisition is used or useful in the same or a similar line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof), (c) in the case of an Acquisition of the Equity Interests of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition and (d) upon giving effect to such Acquisition (and any related incurrence of Indebtedness) on a Pro Forma Basis, the Loan Parties shall be in compliance with the financial covenants set forth in Section 8.11 as of the most recent fiscal quarter end for which the Borrower was required to deliver financial statements pursuant to Section 7.01(a) or (b), and if (x) the Consolidated Leverage Ratio (calculated on a Pro Forma Basis (giving effect to such Acquisition and any related incurrence of Indebtedness) as of the most recent fiscal quarter end for which the Borrower was required to deliver financial statements pursuant to Section 7.01(a) or (b)) is greater than 2.50 to 1.00 and (y) the aggregate cash consideration (excluding the estimated value of any contingent earn-out obligations) paid for such Acquisition exceeds $200,000,000 (determined at the time such Acquisition is consummated), at least one Business Day prior to the consummation of such Acquisition, the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating such compliance.

(b)     Clause (o) of Section 8.02 of the Credit Agreement is hereby amended and restated in its entirety as follows:
(o)    Investments of a nature not contemplated in the foregoing clauses in an amount not to exceed, in the aggregate in any fiscal year of the Borrower, 5.0% of Consolidated Total Assets (determined based on the financial statements most recently delivered pursuant to Section 7.01 prior to each Investment made pursuant to this clause (o)).
3.    Conditions Precedent. This Amendment shall become effective as of the date first above written (the “Amendment No. 1 Effective Date”) if on or before July 3, 2014, (a) the Administrative Agent shall have received counterparts of this Amendment executed by (i) a Responsible Officer of the Borrower and each Guarantor and (ii) each of the Required Lenders; and (b) all fees and expenses due and payable under the Credit Agreement shall have been paid to the extent an invoice therefore has been provided to the Borrower at least one Business Day prior to the Amendment No. 1 Effective Date.
4.     Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders that, as of the Amendment No. 1 Effective Date and after giving effect to this Amendment, (a) no Default or Event of Default has occurred and is continuing and (b) the Credit Agreement (as amended by this Amendment) and all other Loan Documents are hereby ratified and reaffirmed and remain legal, valid, binding and enforceable obligations of the Borrower and the Guarantors party thereto in accordance with the terms thereof except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought in equity or at law).
5.     Reference to Agreement. Each of the Loan Documents, including the Credit Agreement, and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement, whether direct or indirect, shall mean a reference to the Credit Agreement as amended hereby and as otherwise amended, restated, modified or supplemented from time to time. This Amendment shall constitute a Loan Document.
6.     Costs and Expenses. The Company shall pay on demand all reasonable costs and expenses of the Administrative Agent and the Lenders (including the reasonable fees, costs and expenses of counsel to the Agent and the Lenders) incurred in connection with the preparation, execution and delivery of this Amendment.
7.     Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York. This Amendment shall be further subject to the terms and conditions of Sections 11.14, 11.15 and 11.16 of the Credit Agreement, the terms of which are incorporated herein by this reference, mutatis mutandis.
8.     Execution. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by any other electronic means (such as by email in .pdf format) shall be effective as delivery of a manually executed counterpart of this Amendment.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
BORROWER:

SALESFORCE.COM, INC.

By:     /s/ Graham Smith
Name:    Graham Smith
Title:     Chief Financial Officer

GUARANTOR:

EXACTTARGET, INC.

By:    /s/ Amy Weaver
Name:    Amy Weaver
Title:    President

ADMINSTRATIVE AGENT:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:    /s/ Mollie S. Canup
Name: Mollie S. Canup
Title:    Vice President

LENDERS:

BANK OF AMERICA, N.A.,
as a Lender

By:    /s/ Prayes Majmudar
Name: Prayes Majmudar
Title: Director

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Lender

By:    /s/ Tahereh (Tina) Sadeghi
Name: Tahereh (Tina) Sadeghi
Title: Vice President/Relationship Manager